Exhibit 4(b)

AVISTA CORPORATION

TO

CITIBANK, N.A.

As Successor Trustee under

Mortgage and Deed of Trust,

dated as of June 1, 1939

Thirty-first Supplemental Indenture

Providing among other things for a series of bonds designated

“First Mortgage Bonds, Collateral Series due 2004”

Due May 11, 2004

Dated as of May 1, 2003

THIRTY-FIRST SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of May 2003, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the “Company”), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 111 Wall Street, New York, 10043 New York (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (the “Thirty-first Supplemental Indenture”) being supplemental to the Original Mortgage, as heretofore supplemented and amended.

WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Mortgage, as supplemented) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto, and has issued the series of bonds, set forth in Exhibit A hereto (the Mortgage, as supplemented and amended by the First through Thirtieth Supplemental Indentures being herein sometimes called collectively, the “Mortgage”); and

WHEREAS the Original Mortgage and the First through Twenty-ninth Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, California, Idaho, Montana and Oregon, as set forth in the First through Thirtieth Supplemental Indentures and the Instrument of Further Assurance, dated December 15, 2001, hereinafter referred to; and

WHEREAS the Thirtieth Supplemental Indenture, dated as of May 1, 2002, has been appropriately filed or recorded in the various official records in the States of Washington, California, Idaho, Montana and Oregon set forth in Exhibit B hereto; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of California, Montana and Oregon; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered an Instrument of Further Assurance, dated as of December 15, 2001, and such instrument has been appropriately filed or recorded in the various official records in the States of Washington, California, Idaho, Montana and Oregon; and

WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and

WHEREAS Section 8 of the Original Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company; that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS Section 120 of the Original Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS the Company now desires to create a new series of bonds; and

WHEREAS the execution and delivery by the Company of this Thirty-first Supplemental Indenture, and the terms of the bonds of the Twenty-ninth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors, and all things necessary to make this Thirty-first Supplemental Indenture a valid, binding and legal instrument have been performed;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including without limitation the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:

All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in Exhibit C hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date thereof (except any hereinbefore or hereinafter or in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.

PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation namely: (l) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Thirty-first Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Twenty-ninth Series of Bonds

SECTION 1. (I) There shall be a series of bonds designated “Collateral Series due 2004” (herein sometimes referred to as the “Twenty-ninth Series”), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which has been established by Resolution of the Board of Directors of the Company, is set forth on Exhibit D hereto. Bonds of the Twenty-ninth Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Mortgage provided. Each bond of the Twenty-ninth Series shall mature on May 11, 2004 and shall bear interest, be redeemable and have such other terms and provisions as set forth below.

(II) The Bonds of the Twenty-ninth Series shall have the following terms and characteristics:

(a) the Bonds of the Twenty-ninth Series shall be initially authenticated and delivered under the Indenture in the aggregate principal amount of $245,000,000;

(b) the Bonds of the Twenty-ninth Series shall bear interest at the rate of eight per centum (8%) per annum; interest on such bonds shall accrue from and including the date of the initial authentication and delivery thereof, except as otherwise provided in the form of bond attached hereto as Exhibit D; interest on such bonds shall be payable on each Interest Payment Date and at Maturity (as each of such terms is hereafter defined); and interest on such bonds during any period less than one year for which payment is made shall be computed in accordance with the Credit Agreement (as hereinafter defined);

(c) the principal of and premium, if any, and interest on each bond of the Twenty-ninth Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Twenty-ninth Series (other than interest payable at Maturity) shall be payable directly to the registered owners thereof;

(d) the Bonds of the Twenty-ninth Series shall not be redeemable, in whole or in part, at the option of the Company;

(e) (i) the Bonds of the Twenty-ninth Series are to be issued and delivered to the Administrative Agent (as hereinafter defined) in order to provide the benefit of the lien of the Mortgage as security for the obligation of the Company under the Credit Agreement to pay the Obligations (as hereinafter defined), to the extent and subject to the limitations set forth in clauses (iii) and (iv) of this subdivision;

(ii) upon the earliest of (A) the occurrence of an Event of Default under the Credit Agreement, and further upon the condition that, in accordance with the terms of the Credit Agreement, the Commitments (as hereinafter defined) shall have been or shall have terminated and any Loans (as hereinafter defined) outstanding shall have been declared to be or shall have otherwise become due and payable immediately and the Administrative Agent shall have delivered to the Company a notice demanding redemption of the Bonds of the Twenty-ninth Series which notice states that it is being delivered pursuant to Article VII of the Credit Agreement, (B) the occurrence of an Event of Default under clause (g) or (h) of Article VII of the Credit Agreement, and (C) May 11, 2004, then all Bonds of the Twenty-ninth Series shall be redeemed or paid immediately at the principal amount thereof plus accrued interest to the date of redemption or payment;

(iii) the obligation of the Company to pay the accrued interest on Bonds of the Twenty-ninth Series on any Interest Payment Date prior to Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the Bonds of the Twenty-ninth Series);

(iv) the obligation of the Company to pay the principal of and accrued interest on Bonds of the Twenty-ninth Series at or after Maturity (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the Bonds of the Twenty-ninth Series).

(v) the Trustee shall be entitled to presume that the obligation of the Company to pay the principal of and interest on the Bonds of the Twenty-ninth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrative Agent, signed by an authorized officer thereof, stating that the principal of and/or interest on the Bonds of the Twenty-ninth Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment;

(f) no service charge shall be made for the registration of transfer or exchange of Bonds of the Twenty-ninth Series;

(g) in the event of an application by the Administrative Agent for a substituted Bond of the Twenty-ninth Series pursuant to Section 16 of the Original Mortgage, the Administrative Agent shall not be required to provide any indemnity or pay any expenses or charges as contemplated in said Section 16; and

(h) the Bonds of the Twenty-ninth Series shall have such other terms as are set forth in the form of bond attached hereto as Exhibit D.

Anything in this Supplemental Indenture or in the Bonds of the Twenty-ninth Series to the contrary notwithstanding, if, at the time of the Maturity of such Bonds, the stated aggregate principal amount of such Bonds then Outstanding shall exceed the aggregate Revolving Credit Exposures (as hereinafter defined), the aggregate principal amount of such Bonds shall be deemed to have been reduced by the amount of such excess.

(III) For all purposes of this Thirty-first Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined below shall have the meanings specified:

“Administrative Agent” means The Bank of New York, in its capacity as Administrative Agent under the Credit Agreement.

“Bond Delivery Agreement” means the Bond Delivery Agreement, dated May 13, 2003 between the Company and the Administrative Agent.

“Credit Agreement” means the Credit Agreement, dated as of May 21, 2002, among the Company, the banks parties thereto, Keybank National Association and Washington Mutual Bank, as Co-Agents, U.S. Bank, National Association, as Managing Agent, Fleet National Bank and Wells Fargo Bank, as Documentation Agents, Union Bank of California, N.A., as Syndication Agent, and The Bank of New York as Administrative Agent and Issuing Bank, as amended, supplemented or otherwise modified from time to time, including that certain Amendment No. 1, dated as of May 13, 2003, among the Company, the banks parties thereto, Washington Mutual Bank, as Managing Agent, Fleet National Bank, Keybank National Association, U.S. Bank, National Association and Wells Fargo Bank, as Documentation Agents, Union Bank of California, N.A., as Syndication Agent, and The Bank of New York, as Administrative Agent and Issuing Bank.

“Interest Payment Date” means June 30, 2003, September 30, 2003, December 31, 2003 and March 31, 2004.

“Maturity” means the date on which the principal of the Bonds of the Twenty-ninth Series becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

“Obligations” shall have the meaning specified in the Bond Delivery Agreement.

“Commitments”, “Loans” and “Revolving Credit Exposures” shall have the meanings specified in the Credit Agreement:

A copy of the Credit Agreement is on file at the office of the Administrative Agent at One Wall Street, 18th Floor, New York, NY 10286 and at the office of the Company at 1411 East Mission Avenue, Spokane, WA 99202.

(IV) Upon the delivery of this Thirty-first Supplemental Indenture, bonds of the Twenty-ninth Series in an aggregate principal amount not to exceed $245,000,000 are to be issued and will be Outstanding, in addition to $313,500,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Thirty-first Supplemental Indenture.

ARTICLE II

Miscellaneous Provisions

SECTION 1. The terms defined in the Original Mortgage shall, for all purposes of this Thirty-first Supplemental Indenture, have the meanings specified in the Original Mortgage.

SECTION 2. The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-first Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage, shall apply to and form part of this Thirty-first Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-first Supplemental Indenture.

SECTION 3. Whenever in this Thirty-first Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirty-first Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4. Nothing in this Thirty-first Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Thirty-first Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirty-first Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

SECTION 5. This Thirty-first Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6. The titles of the several Articles of this Thirty-first Supplemental Indenture shall not be deemed to be any part thereof.

IN WITNESS WHEREOF, on the 9th day of May, 2003, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the 9th day of May, 2003, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.

AVISTA CORPORATION

By	/s/ Malyn K. Malquist
Senior Vice President

Attest:

/s/ Susan Y. Miner
Assistant Corporate Secretary

Executed, sealed and delivered by AVISTA CORPORATION in the presence of:

/s/ Diane C. Thoren

/s/ Marjorie N. Bjornberg

CITIBANK, N.A., AS TRUSTEE

By	/s/ Wafaa Orfy
Wafaa Orfy, Vice President

Attest:

/s/ Nancy Forte
Nancy Forte, Assistant Vice President

Executed, sealed and delivered by CITIBANK, N.A., as trustee. in the presence of:

/s/ R.T. Kirchner
R.T. Kirchner
Vice President

/s/ P. DeFelice
P. DeFelice
Vice President

STATE OF WASHINGTON )

                                                 ) ss.:

COUNTY OF SPOKANE     )

On the 9th day of May 2003, before me personally appeared Malyn K. Malquist, to me known to be a Senior Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the 9th day of May 2003, before me, Sue Miner, a Notary Public in and for the State and County aforesaid, personally appeared Malyn K. Maquist, known to me to be a Senior Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Sue Miner
Notary Public

SUE MINER
Notary Public
State of Washington
Commission Expires October 14, 2003

STATE OF NEW YORK       )

                                                 ) ss.:

COUNTY OF NEW YORK  )

On the 9th day of May 2003, before me personally appeared Wafaa Orfy, to me known to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the 9th day of May 2003, before me, a Notary Public in and for the State and County aforesaid, personally appeared Nancy Forte, known to me to be an Assistant Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Nanette Murphy
Notary Public

NANETTE MURPHY

Notary Public, State of New York

No. 01MU6086415

Qualified in Kings County

Commission Expires 1/07

EXHIBIT A

MORTGAGE, SUPPLEMENTAL INDENTURES

AND SERIES OF BONDS

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Original	June 1, 1939	1	3-1/2% Series due 1964	$22,000,000	None
First	October 1, 1952	2	3-3/4% Series due 1982	30,000,000	None
Second	May 1, 1953	3	3-7/8% Series due 1983	10,000,000	None
Third	December 1, 1955		None
Fourth	March 15, 1957		None
Fifth	July 1, 1957	4	4-7/8% Series due 1987	30,000,000	None
Sixth	January 1, 1958	5	4-1/8% Series due 1988	20,000,000	None
Seventh	August 1, 1958	6	4-3/8% Series due 1988	15,000,000	None
Eighth	January 1, 1959	7	4-3/4% Series due 1989	15,000,000	None
Ninth	January 1, 1960	8	5-3/8% Series due 1990	10,000,000	None
Tenth	April 1, 1964	9	4-5/8% Series due 1994	30,000,000	None
Eleventh	March 1,1965	10	4-5/8% Series due 1995	10,000,000	None
Twelfth	May 1, 1966		None
Thirteenth	August 1, 1966	11	6 % Series due 1996	20,000,000	None
Fourteenth	April 1, 1970	12	9-1/4% Series due 2000	20,000,000	None
Fifteenth	May 1, 1973	13	7-7/8% Series due 2003	20,000,000	None
Sixteenth	February 1, 1975	14	9-3/8% Series due 2005	25,000,000	None
Seventeenth	November 1, 1976	15	8-3/4% Series due 2006	30,000,000	None
Eighteenth	June 1, 1980		None
Nineteenth	January 1, 1981	16	14-1/8% Series due 1991	40,000,000	None
Twentieth	August 1, 1982	17	15-3/4% Series due 1990-1992	60,000,000	None
Twenty-First	September 1, 1983	18	13-1/2% Series due 2013	60,000,000	None
Twenty-Second	March 1, 1984	19	13-1/4% Series due 1994	60,000,000	None
Twenty-Third	December 1, 1986	20	9-1/4% Series due 2016	80,000,000	None
Twenty-Fourth	January 1, 1988	21	10-3/8% Series due 2018	50,000,000	None
Twenty-Fifth	October 1, 1989	22	7-1/8% Series due 2013	66,700,000	None
		23	7-2/5% Series due 2016	17,000,000	None
Twenty-Sixth	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	250,000,000	104,500,000
Twenty-Seventh	January 1, 1994	25	Secured Medium-Term Notes, Series B ($250,000,000 authorized)	161,000,000	59,000,000
Twenty-Eighth	September 1, 2001	26	Collateral Series due 2002	220,000,000	None
Twenty-Ninth	December 1, 2001	27	7.75% Series due 2007	150,000,000	150,000,000
Thirtieth	May 1, 2002	28	Collateral Series due 2003	225,000,000	225,000,000*

*	To be retired in connection with the authentication and delivery of the bonds of the Twenty-ninth series.

A-1

EXHIBIT B

FILING AND RECORDING OF

THIRTIETH SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES

State	Office of	Date	Financing Statement Document Number
Washington	Secretary of State	6/3/02	2002-157-9316-6
Idaho	Secretary of State	6/3/02	B-2002-0924959-8
Montana	Secretary of State	6/3/02	68636746
Oregon	Secretary of State	6/4/02	589258
California	Secretary of State	6/4/02	215660260

RECORDING IN COUNTY OFFICES

County	Office of	Real Estate Mortgage Records				Financing Statement Document Number
		Date	Document Number	Book	Page
Washington Adams	Auditor	6/3/02	265266	N/A	N/A	N/A
Asotin	Auditor	6/3/02	260551	N/A	N/A	N/A
Benton	Auditor	6/3/02	2002-021711	N/A	N/A	N/A
Douglas	Auditor	6/3/02	30490506	N/A	N/A	N/A
Ferry	Auditor	6/3/02	252801	N/A	N/A	N/A
Franklin	Auditor	6/3/02	1606883	N/A	N/A	N/A
Garfield	Auditor	6/3/02	7218	N/A	N/A	N/A
Grant	Auditor	6/3/02	1104411	N/A	N/A	N/A
Klickitat	Auditor	6/4/02	1030419	N/A	N/A	N/A
Lewis	Auditor	6/3/02	3140057	N/A	N/A	N/A
Lincoln	Auditor	6/3/02	2002-0425163	79	488	N/A
Pend Oreille	Auditor	6/3/02	2002-0263337	N/A	N/A	N/A
Skamania	Auditor	6/5/02	144874	225	24	N/A
Spokane	Auditor	6/4/02	4734873	N/A	N/A	N/A
Stevens	Auditor	6/5/02	2002-0006407	274	1318	N/A
Thurston	Auditor	6/4/02	3439087	N/A	N/A	N/A
Whitman	Auditor	6/3/02	636647	N/A	N/A	N/A

Idaho Benewah	Recorder	6/3/02	226594	N/A	N/A	N/A
Bonner	Recorder	6/4/02	302404	N/A	N/A	N/A
Boundary	Recorder	6/3/02	206276	N/A	N/A	N/A
Clearwater	Recorder	6/3/02	189603	N/A	N/A	N/A
Idaho	Recorder	6/3/02	422647	N/A	N/A	N/A

RECORDING IN COUNTY OFFICES

County	Office of	Real Estate Mortgage Records				Financing Statement Document Number
		Date	Document Number	Book	Page
Kootenai	Recorder	6/4/02	1736133	N/A	N/A	N/A
Latah	Recorder	6/3/02	466087	N/A	N/A	N/A
Lewis	Recorder	6/3/02	126109	N/A	N/A	N/A
Nez Perce	Recorder	6/3/02	675783	N/A	N/A	N/A
Shoshone	Recorder	6/3/02	403942	N/A	N/A	N/A

Montana Big Horn	Clerk & Recorder	6/3/02	327271	65	5	N/A
Broadwater	Clerk & Recorder	6/4/02	143622	62	541	N/A
Golden Valley	Clerk & Recorder	6/3/02	75585	M	9668	N/A
Meagher	Clerk & Recorder	6/3/02	111558	F54	345	N/A
Mineral	Clerk & Recorder	6/3/02	91954	Dr-3	7767	N/A
Rosebud	Clerk & Recorder	6/4/02	91925	101	172	N/A
Sanders	Clerk & Recorder	6/3/02	37706	N/A	N/A	N/A
Stillwater	Clerk & Recorder	6/4/02	307965	N/A	N/A	N/A
Treasure	Clerk & Recorder	6/3/02	77848	M-16	168	N/A
Wheatland	Clerk & Recorder	6/3/02	101346	X	8027	N/A
Yellowstone	Clerk & Recorder	6/3/02	3178706	N/A	N/A	N/A

Oregon Douglas	Recorder	6/4/02	2002-15398	1876	756	N/A
Jackson	Recorder	6/5/02	02-30618	N/A	N/A	N/A
Josephine	Recorder	6/3/02	2002-011567	N/A	N/A	N/A
Klamath	Recorder	6/4/02		M02	32784	N/A
Union	Recorder	6/3/02	20022952	N/A	N/A	N/A
Wallowa	Recorder	6/3/02	2002-45841	N/A	N/A	N/A

California El Dorado	Recorder	6/5/02	2002-0040727-00	N/A	N/A	N/A

B-2

EXHIBIT C

PROPERTY ADDITIONS

(A) The Additional Electric Substations and Substation Sites of the Company in the State of Washington, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy, and the lands of the Company on which the same are situated and all of the Company’s real estate and interests therein, machinery, equipment, appliances, devices, appurtenances and supplies, franchises, permits and other rights and other property forming a part of said substations or any of them, or used or enjoyed or capable of being used or enjoyed in connection with any thereof, including, but not limited to, the following situated in the State of Washington:

1.	Mead 115kV Substation in Spokane County, Washington (Tract 78, City Gardens, as per plat recorded in Volume “P” of Plats, page 34, records of Spokane County).

(B) Miscellaneous Real Estate in the States of Montana, Idaho and Oregon.

(a)	Miscellaneous Fee-owned Real Estate in the States of Montana and Idaho.

1.	The Northeast Quarter (NE¼), the South Half of the Northwest Quarter (S½ NW¼) and the South Half (S½) of Section 15, Township 28 North, Range 33 West, M.P.M., Sanders County, Montana; and the Northeast Quarter (NE¼) of Section 16, Township 28 North, Range 33 West, M.P.M., Sanders County, Montana; excepting therefrom the tract described as follows: Beginning at a point, marked by a steel rod, on the Southwesterly right-of-way line of Forest Road No. 402, which point is 1772.9 feet East and 839.6 feet South from the North quarter corner of Section 16, Township 28 North, Range 33 West, M.P.M.; thence South 41°18’ West, 466.67 feet to a point in a beaver swamp, which point is referenced by a steel rod on the aforedescribed line at a distance of 30.0 feet from the corner; thence South 48°42’ East, 466.67 feet to a point in a beaver swamp, which course is referenced by a squared post at 82.02 feet and a nail in a stump at 244.8 feet; thence North 41°18’ East, 466.67 feet to a steel rod on the Southwesterly right-of-way line of Forest Road No. 402, which course is referenced by a steel rod at 30.0 feet from the South corner of the subject tract; then, along said Southwesterly right-of-way line, North 48°42’ East, 466.67 feet to the Point of Beginning, said excepted tract having been conveyed to Robert P. Kelly by Warranty Deed dated June 29, 1962, recorded June 29, 1962 in Book 75 of Deeds, page 214, Sanders County, Montana records.

2.	H.E.S. No. 138 embracing a portion of Section 10, Township 27 North, Range 33 West, .M.P.M., Sanders County, Montana, more particularly described as follows:

Beginning at corner No. 1 from which the East quarter corner of said Section 10 bears North 53°37’00” East, 7.52 chains distance; thence North 49°16’00” West, 21.83 chains to Corner No. 2; thence North 79°58’00” West, 27.38 chains to Corner No. 3; thence North 85°28’00” West, 29.08 chains to Corner No. 4; thence South 00°32’00” West, 19.95 chains to Corner No. 5; thence South 78°26’00” East, 73.91 chains to Corner No. 6; thence North 00°47’00” East, 13.59 chains to Corner No. 1, the Place of Beginning; (according to Warranty Deed at Volume 92, page 532, Sanders County, Montana Deed records). Excepting therefrom that property conveyed by deed executed by I. T. Clark, et.ux. to the State of Montana, dated November 3, 1958 and recorded February 24, 1959 in Book 70 of Deeds at page 208, Sanders County, Montana Deed records.

3.	The East one-half (E½) of a strip of land which is contained within the East Half of the Southwest Quarter of the Northwest Quarter (E½ SW¼ NW¼) and the East Half of the Northwest Quarter of the Northwest Quarter of the Southwest Quarter (E½ NW¼ NW¼ SW¼) in Section 10, Township 27 North, Range 33 West, M.P.M., Sanders County, Montana, as shown on the Certificate of Survey No. 1836RB, Sanders County, Montana records.

4.	A parcel of land in the Southwest Quarter of the Northwest Quarter (SW¼ NW¼) of Section 13, Township 26 North, Range 33 West, M.P.M., Sanders County, Montana, described as follows: Beginning at a point on the West line of Section 13 which point lies 1804.9 feet South of the Northwest corner of Section 13; thence North 51°52’ East, 141.6 feet; thence North 58°35’ East, 346.1 feet; thence North 88°15’ East, 50.7 feet to the Southerly right-of-way of the Northern Pacific Railway; thence North 85°05’ West, 459.5 feet, more or less, along the Southerly right-of-way of the Northern Pacific Railway to the West line of Section 13.

5.	A tract of land in the Southeast Quarter of the Northeast Quarter (SE¼ NE¼) of Section 14, Township 26 North, Range 33 West, M.P.M., Sanders County, Montana, described as follows: Beginning at a point on the East line of Section 14 which point lies 179.3 feet South of the Northeast corner of the SE¼ NE¼; thence North 85°05’ West, 334.2 feet; thence South 4°55’ West, 100.0 feet; thence North 85°05’ West, 41.1 feet; thence South 17°35’ East, 308 feet, more or less; thence North 79°32’30” East, 199.8 feet; thence North 80°38’ East 95.4 feet to the East line of Section 14; thence North 308.8 feet along the East line of Section 14 to the Point of Beginning.

6.	Beginning at a point situated South 00°15’22” East, 1067.51 feet as measured along the West line of the Northwest Quarter (NW¼) of Section 14, Township 26 North, Range 33 West, M.P.M., Sanders County, Montana, and North 89°44’38” East, 2113.02 feet from the Northwest corner of said Section 14, said point being the Northeast corner of tract ‘C’ of Certificate of Survey No. 619 and lying on the Southerly right-of-way of the Burlington Northern Railroad; Thence along said Southerly right-of-way on a tangent curve to the left the center of which bears North 19°39’27” East, 3919.72 feet distant through a central angle of 07°09’54”, an arc distance of 490.18 feet to the True Point of Beginning; Thence continuing along said tangent curve to the left through a central angle of 03°04’37”, an arc distance of 210.49 feet to a point of spiral curvature; Thence along a spiral curve to the left having a length of spiral tangent of 42.82 feet, a tangent offset of 2.50 feet, through a central Theta angle of 00°35’47” an arc distance of 42.82 feet to a point of intersection along the Southwesterly margin of Montana State Highway No. 200 (Highway 10-A); Thence along said Southwesterly margin South 51°38’06” East, 252.23 feet; Thence South 38°21’54” West, 40.00 feet; Thence South 51°38’06” East, 235.54 feet to a point of curvature; Thence along a tangent curve to the left the center of which bears North 38°21’54” East, 5649.58 feet distant, through a central angle of 02°05’06” an arc distance of 212.87 feet to a point of intersection with the North line of the Cabinet Gorge Hydro-Electric Development project boundary; Thence along said Project boundary the following courses and distances; South 86’ 59’00” West, 168.70 feet; Thence North 68°41’00” West, 90.60 feet; Thence South 86°32’30” West, 105.60 feet; Thence South 77°20’00” West, 313.90 feet; Thence South 66°28’30” West, 373.60 feet; Thence North 81°19’30’” West, 264.30 feet; Thence North 36°25’35” East, 832.45 feet to the True Point of Beginning. Excepting therefrom the following described tract for drainage ditch purposes conveyed to Northern Pacific Railroad February 23, 1960, as recorded in Volume 71 of Deeds, page 513, Sanders County Records, a strip of land 50.00 feet in width lying 25.00 feet on each side of the following described centerline; Beginning at a point of intersection of the Southerly right-of-way of the Burlington Northern Railroad with the West line of the NE¼ of said Section 14, said point being situated South 00°57’02” East, 1218.36 feet from the North quarter comer of said Section 14; thence South 38°11’12” East, 256.60 feet: thence South 47°01’12” East, 406.26 feet to the North line of the Washington Water Power Company’s Cabinet Gorge Hydro-Electric Development project boundary and the terminus of this centerline description.

7.	All of Government Lot 1, of Section 29, Township 55 North, Range 3 East, B.M., excepting Highway right of way; excepting all minerals, metals and ores of every kind nature, and all oil, gas and other hydrocarbons, together with the right of ingress and egress as reserved in that certain Deed to Plum Creek Timber Company, L.P. from PCTC, Inc., executed on June 21, 1989 and recorded June 29, 1989, in the records of Bonner County, Idaho as Instrument No. 363266; also except the 1970 Airline 12 x 64 Mobile Home.

8.	That part of Government Lots 2, 3 and 5 in Section 29, Township 55 North, Range 3 East, B.M., Bonner County, Idaho, lying North of the current operating Burlington Northern Santa Fe Railroad right-of-way as determined by Judgment, recorded March 6, 1996, as Instrument No. 481633 and shown on Record of Survey, recorded March 31, 1997 as Instrument No. 501363, records of Bonner County, Idaho.

9.	That part of the East 100 feet of Government Lot 5 of Section 30, Township 55 North, Range 3 East, B.M., Bonner County, Idaho, lying North of the current operating Burlington Northern Santa Fe Railroad right-of-way as determined by Judgment, recorded March 6, 1996, as Instrument No. 481633 and shown on Record of Survey, recorded March 31, 1997 as Instrument No. 501363, records of Bonner County, Idaho.

10.	A road easement for ingress and egress as described on Easement, recorded September 13, 1976 as Instrument No. 179435 and shown on Record of Survey, recorded March 31, 1997 as Instrument No. 501363, records of Bonner County, Idaho.

11.	Government Lot One (1), and the West Half of the Northwest Quarter (W½ NW¼) of Section 12, Township 55 North, Range 2 East, B.M., Bonner County, State of Idaho, less any portion lying within the right of way of Highway 200.

12.	A parcel of land lying in a portion of the South Half (S½) of Section 11, Township 57 North, Range 1 East, B.M., Bonner County, Idaho, more particularly described as follows: Commencing at the South quarter corner of said Section 11, a found 3-1/4” aluminum cap, monumenting said corner, which bears South 00°00’02” West, 2631.61 feet from the center quarter corner of said Section 11, a found 3-1/4” aluminum cap, monumenting said corner; thence South 89°42’36” West, 898.44 feet along the South line of said Section 11, to the Point of Beginning; thence North, 831.02 feet; thence North 32°15’27” West, 223.74 feet; thence North 21°31’11” West, 107.59 feet to a point of intersection with the centerline of an existing 40 foot wide road easement (Trestle Creek Road); thence Southwesterly along the centerline of said existing road easement the following two courses:

a.	South 59°58’12” West, 142.21 feet;

b.	Southwesterly along a 1000.00 foot radius curve left (the chord of which bears South 54°43’32” West, 182.81 feet) through a central angle of 10°29’20”, an arc distance of 183.07 feet to a point on the North-South West 1/16 line;

thence South 00°02’51” East, 945.76 feet along said West 1/16 line to the West 1/16 corner; thence North 89°42’36” East, 430.47 feet along the South line of said Section 11 to the Point of Beginning.

13.	A parcel of land lying in a portion of the South Half (S½) of Section 11, Township 57 North, Range 1 East, B.M., Bonner County, Idaho, more particularly described as follows: Commencing at the South quarter corner of said Section 11, a found 3-1/4” aluminum cap, monumenting said corner, which bears South 00°00’02” West, 2631.61 feet from the center Quarter corner of said Section 11, a found 3 1/4” aluminum cap, monumenting said corner; thence South 89°42’36” West, 384.86 feet along the South line of said Section 11, to the Point of Beginning; thence continuing along said South line South 89°42’36” West, 513.58 feet; thence North, 831.02 feet; thence North 32°15’27” West, 184 feet, more or less, to the thread of Trestle Creek; thence Northeasterly along said thread of Trestle Creek, 682 feet, more or less, to a point in a line which bears North from the Point of Beginning; thence South 1212 feet, more or less, along said line to the Point of Beginning.

14.	A parcel of land lying in a portion of the South Half (S½) of Section 11, Township 57 North, Range 1 East, B.M., Bonner County, Idaho, more particularly described as follows: Beginning at a point on the South line of said Section 11, which bears North 89°42’06” East, 237.64 feet from the South quarter corner of said Section 11, a found 3-1/4” aluminum cap, monumenting said corner; thence South 89°42’06” West, 237.64 feet along said South section line, to said South quarter corner; thence South 89°42’36” West, 384.86 feet along said South section line to a point; thence leaving said South section line North 1212 feet, more or less, to the thread of Trestle Creek; thence Northeasterly along the thread of Trestle Creek, 705 feet, more or less, to a point in a line which bears North from the Point of Beginning; thence South 1532 feet, more or less, along said line to the Point of Beginning; except Trestle Creek Road; Together with and subject to a 10 foot wide utility easement lying on each side, parallel with and adjoining to the existing 40 foot wide ingress and egress road easement (Trestle Creek Road); Together with and subject to the easements as set forth on those certain Record of Surveys, recorded as Instrument Nos. 450956 and 490888, records of Bonner County, Idaho.

15.	Commencing at the Southwest corner of the Southwest Quarter of the Southeast Quarter (SW¼ SE¼) of Section 3, Township 53 North, Range 1 West, B.M., Bonner County, Idaho; thence North along the West line of said 1/16th section, a distance of 860 feet; thence East to the center of South Gold Creek; thence Southerly along the center line of said South Gold Creek to the South line of said 1/16th section; thence West along the South line of said 1/16th section to the Point of Beginning.

16.	Lot Twelve (12), Block Nine (9), Unit 2 of Granite Creek Properties, as per plat, recorded in Book 2 of Plats, Page 84, records of Bonner County, Idaho.

17.	Lot 23, Block 9, Unit 2 of Granite Creek Properties, according to the Plat thereof, recorded in Book 2 of Plats, Page 84, records of Bonner County, Idaho.

18.	Lot 2 in Block 18, Unit II of Granite Creek, according to the plat thereof, recorded in Book 2 of Plats, Page 84, records of Bonner County, Idaho.

19.	Lot 48 in Block 18, Unit II of Granite Creek, according to the plat thereof, recorded in Book 2 of Plats, Page 84, records of Bonner County, Idaho.

20.	Lots 1, 2, and 3 in Block 21 of Unit 2, Granite Creek Properties, according to the plat thereof, recorded in Book 2 of Plats, Page 84, records of Bonner County, Idaho.

21.	Lot 4 in Block 21 of Unit 2, Granite Creek Properties, according to the plat thereof, recorded in Book 2 of Plats, Page 84, records of Bonner County, Idaho.

(b)	Miscellaneous Leasehold Interest Property in the State of Oregon.

1.	An undivided 25% interest, as co-tenant, in and to that certain Ground Lease dated August 9, 1993 between The Port of Morrow, a municipal corporation of the State of Oregon, as lessor, and Portland General Electric Company, as lessee, a memorandum of which was recorded in Book: M, Page: 42775, in the real property records of Morrow County, Oregon, as assigned by an Assignment of Lease dated July 21, 2000, recorded in Book: 2000, Page: 1605, in the real property records of Morrow County, Oregon, and as further assigned by an Assignment of Ground Lease dated January 1, 2003, recorded in Book: 2002, Page: 6429, in the real property records of Morrow County, Oregon. All such rights of Avista Corporation being subject to and conditioned upon that certain Common Ownership and Services Agreement dated as of July 21, 2000, a copy of which is recorded in Book: 2000, Page: 1606, in the real property records of Morrow County, Oregon, and that certain Co-Tenancy and Joint Operating Agreement, dated as of January 1, 2003, a memorandum of which is recorded in Book: 2002, Page: 6430, in the real property records of Morrow County, Oregon.

EXHIBIT D

(Form of Bond)

This bond is non-transferable, except to a successor

Administrative Agent under the Credit Agreement referred to herein.

AVISTA CORPORATION

First Mortgage Bond,

Collateral Series due 2004

REGISTERED	REGISTERED

NO.	$

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the Company), for value received, hereby promises to pay to

, as Administrative Agent under the Credit Agreement hereinafter referred to or registered assigns, on May 11, 2004,

DOLLARS

and to pay the registered owner hereof interest thereon from May 13, 2003 in arrears on June 30, 2003, September 30, 2003, December 31, 2003 and March 31, 2004 (each such date being hereinafter called an “Interest Payment Date”) and at Maturity (as hereinafter defined), at the rate of eight per centum (8%) per annum computed as provided in the Thirty-first Supplemental Indenture hereinafter referred to, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The principal of and premium, if any, and interest on this bond payable at Maturity shall be payable upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid directly to the registered owner hereof. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term “Maturity” shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, Collateral Series due 2004, all bonds of all such issue of series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939, executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). Such mortgage and deed of trust has been amended and supplemented by various supplemental indentures, including the Thirty-first Supplemental Indenture, dated as of May 1, 2003 (the “Thirty-first Supplemental Indenture”) and, as so amended and supplemented, is herein called the “Mortgage”. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. By its acceptance of this bond, the holder hereof is deemed to have consented and agreed to all of the terms and provisions of the Mortgage. The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof.

The bonds of this series are not redeemable, in whole or in part, at the option of the Company.

The bonds of this series have been issued and delivered to The Bank of New York, as Administrative Agent under the Credit Agreement (as such terms are defined in the Thirty-first Supplemental Indenture) in order to provide the benefit of the lien of the Mortgage as security for the obligation of the Company under the Credit Agreement to pay the Obligations (as so defined), to the extent and subject to the limitations set forth below.

Upon the earliest of (A) the occurrence of an Event of Default under the Credit Agreement, and further upon the condition that, in accordance with the terms of the Credit Agreement, the Commitments (as defined in the Thirty-first Supplemental Indenture) shall have been or shall have terminated and any Loans (as so defined) outstanding shall have been declared to be or shall have otherwise become due and payable immediately and the Administrative Agent shall have delivered to the Company a notice demanding redemption of the bonds of this series which notice states that it is being delivered pursuant to Article VII of the Credit Agreement, (B) the occurrence of an Event of Default under clause (g) or (h) of Article VII of the Credit Agreement, and (C) May 11, 2004, then all bonds of this series shall be redeemed or paid immediately at the principal amount thereof plus accrued interest to the date of redemption or payment.

The obligation of the Company to pay the accrued interest on bonds of this series on any Interest Payment Date prior to Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the bonds of this series).

The obligation of the Company to pay the principal of and accrued interest on bonds of this series at or after Maturity (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the bonds of this series).

Anything in this bond to the contrary notwithstanding, if, at the time of the Maturity of the bonds of this series, the stated aggregate principal amount of such bonds then outstanding shall exceed the aggregate Revolving Credit Exposures (as defined in the Thirty-first Supplemental Indenture), the aggregate principal amount of such bonds shall be deemed to have been reduced by the amount of such excess.

The principal hereof may be declared or may become due prior to the stated maturity date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.

This bond is non-transferable except as required to effect transfer to any successor administrative agent under the Credit Agreement, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, AVISTA CORPORATION has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or one of its Assistant Corporate Secretaries by his signature or a facsimile thereof.

Dated:	AVISTA CORPORATION

By:

ATTEST:

TRUSTEE’S CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A. Trustee

By	Authorized Officer

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint                         , Attorney, to transfer said bond on the books of the within-mentioned Company, will full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.

D-6